Exhibit 99.1

Reverb Holdings, Inc. Consolidated Financial Statements

December 31, 2018

Reverb Holdings, Inc. and Subsidiaries

Table of Contents

Report of Independent Auditors	1–2

Consolidated Financial Statements

Consolidated Balance Sheet	3

Consolidated Statement of Operations	4

Consolidated Statement of Comprehensive Loss	5

Consolidated Statement of Shareholders’ Deficit	6

Consolidated Statement of Cash Flows	7

Notes to the Consolidated Financial Statements	8–23

Report of Independent Auditors

To the Management and the Board of Directors of Reverb Holdings, Inc.

We have audited the accompanying consolidated financial statements of Reverb Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, comprehensive loss, shareholders’ deficit and cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reverb Holdings, Inc. and its subsidiaries as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP, One North Wacker, Chicago, IL 60606

T: (312) 298 2000, F: (312) 298 2001, www.pwc.com/us

Emphasis of Matter

As discussed in Note 8 to the consolidated financial statements, the Company changed the manner in which it accounts for redeemable preferred stock in 2019. Our opinion is not modified with respect to this matter.

June 14, 2019, except for the change in the manner in which the Company accounts for redeemable preferred stock discussed in Note 8 to the consolidated financial statements, as to which the date is August 10, 2019

Reverb Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2018

Assets
Current assets
Cash and cash equivalents	$3,633,855
Restricted cash for the benefit of seller accounts	1,860,561
Accounts receivable, net of allowance of doubtful accounts of $123,218	1,689,995
Funds receivable for the benefit of seller accounts	4,262,156
Inventory	740,353
Prepaid expenses	660,233
Other current assets	293,551

Total current assets	13,140,704

Noncurrent assets
Property and equipment, net	1,944,332
Capitalized software development, net	4,824,498
Intangible assets	199,476
Promissory note receivable from CME	1,848,000
Marketable securities	994,471
Other assets	135,519

Total noncurrent assets	9,946,296

Total assets	$23,087,000

Liabilities, mezzanine equity and shareholders’ deficit
Current liabilities
Accounts payable	$1,466,873
Accrued expenses	784,932
Other current liabilities	157,162
Funds payable to sellers	6,122,716

Total current liabilities	8,531,683

Noncurrent liabilities
Deferred rent	856,488

Total liabilities	9,388,171

Mezzanine equity
Series A-1 redeemable preferred stock, $0.0001 par value; issued and outstanding 2,102,848 shares	2,102,848
Series A-2 redeemable preferred stock, $0.0001 par value; issued and outstanding 1,387,797 shares	4,163,391
Series B redeemable preferred stock, $0.0001 par value; issued and outstanding 3,691,764 shares	28,214,327
Series B-2 redeemable preferred stock, $0.0001 par value; issued and outstanding 1,409,765 shares	15,823,578

Total mezzanine equity	50,304,144

Shareholders’ deficit
Class A common stock, $0.0001 par value; issued and outstanding 10,000,000 shares	1,000
Class B common stock, $0.0001 par value; issued and outstanding 622,380 shares	63
Additional paid in capital	1,468,073
Accumulated deficit	(38,061,602)
Accumulated other comprehensive loss	(12,849)

Total shareholders’ deficit	(36,605,315)

Total liabilities, mezzanine equity and shareholders’ deficit	$23,087,000

The accompanying notes are an integral part of the consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2018

Net revenues	$36,050,018

Operating expenses
Cost of goods and services, excluding depreciation and amortization shown below	15,942,472
Advertising and marketing	12,856,529
Compensation	10,073,735
Depreciation and amortization	3,289,589
General and administrative	4,037,251

Total operating expenses	46,199,576

Loss from operations	(10,149,558)
Other income	255,497

Loss from operations before taxes	(9,894,061)
Income tax expense	(5,061)

Net loss	$(9,899,122)

The accompanying notes are an integral part of the consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Loss

Year Ended December 31, 2018

Net loss	$(9,899,122)

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	5,410
Unrealized loss on marketable securities	(67,321)

Total other comprehensive loss	(61,911)

Comprehensive loss	$(9,961,033)

The accompanying notes are an integral part of the consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Deficit

Year Ended December 31, 2018

							Accumulated
	Common Stock				Additional		Other
	Class A		Class B		Paid in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total
December 31, 2017	10,000,000	$1,000	975,643	$98	$988,141	$(25,088,090)	$49,062	$(24,049,789)
Net loss						(9,899,122)		(9,899,122)
Other comprehensive loss							(61,911)	(61,911)
Redemption and retirement of common stock			(440,000)	(44)		(1,372,756)		(1,372,800)
Exercise of stock options			86,737	9	227,089			227,098
Accretion to redemption value of preferred stock						(1,701,634)		(1,701,634)
Share-based compensation					252,843			252,843

December 31, 2018	10,000,000	$1,000	622,380	$63	$1,468,073	$(38,061,602)	$(12,849)	$(36,605,315)

The accompanying notes are an integral part of the consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2018

Cash flows from operating activities
Net Loss	$(9,899,122)
Depreciation and amortization	3,289,589
Share-based compensation	207,839
Deferred Income taxes	(39,305)
Changes in assets and liabilities	—
Accounts receivable	(559,474)
Funds receivable for the benefit of sellers	(1,100,136)
Inventory	(21,019)
Prepaid expenses	(84,174)
Other current assets	367,745
Accounts payable	597,778
Funds payable to sellers	502,596
Accrued expenses and other current liabilities	190,757
Other assets	(93,158)
Other liabilities	341,430

Net cash used in operating activities	(6,298,654)

Cash flows from investing activities
Purchases of marketable securities	(28,644,886)
Sales of marketable securities	33,011,062
Purchase of property and equipment	(1,827,898)
Issuance of CME promissory note	(1,000,000)
Repayment of CME note	152,000
Capitalized software development and other intangibles	(3,641,103)
Capitalized website costs and other intangibles	(84,514)

Net cash used in investing activities	(2,035,339)

Cash flows from financing activities
Proceeds from exercise of stock options	227,098
Redemption of shares	(1,372,800)

Net cash used in financing activities	(1,145,702)

Effect of exchange rate changes	(6,628)

Net decrease in cash	(9,486,323)

Cash and restricted cash for the benefit of seller accounts
Beginning of year	14,980,739

End of year	$5,494,416

Supplemental cash flow disclosure
Cash paid for income taxes	$21,380

Supplemental noncash disclosure
Stock-based compensation included in capitalized software development	$45,004

The accompanying notes are an integral part of the consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

1.	NATURE OF BUSINESS

Since 2013 Reverb.com, LLC (“Reverb.com“) has become the premier digital marketplace for buyers and sellers of new, used and vintage musical instruments and vinyl records. Reverb.com is a wholly owned subsidiary of Reverb Holdings, Inc. (the “Company” or “Reverb”). The Company was formed in October 2015 as a result of a corporate reorganization associated with the issuance of Series B preferred stock (Note 8).

In addition to Reverb.com, the Company’s wholly owned subsidiaries include Reverb Flippers, LLC (“Flippers”), an online storefront, and Reverb B.V. (“B.V.”), a Dutch entity formed in April 2016 to replicate Reverb’s activity in international markets. In January 2017, Reverb Resellers B.V. (“Resellers B.V.”), an online storefront in Europe was also formed and in November 2018, Reverb Japan (G.K.), a Japanese entity was established to grow Reverb’s presence in Japan. Reverb.com, Flippers, B.V., Resellers B.V. and Reverb Japan are hereinafter collectively referred to as the “Subsidiaries.”

During the year ended December 31, 2018, Reverb.com sold approximately $514,941,589, of musical instruments and other goods (“Gross Merchandise Value” or “GMV”) through its online platform.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The preparation of the Company’s consolidated financial statements conforms with and adheres to accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to estimates and assumptions include income taxes and capitalized software costs. The Company evaluates its estimates and judgments on an ongoing basis and revises them as necessary. Actual results may differ from the original or revised estimates.

Cash and Cash Equivalents and Restricted Cash

The Company considers all marketable securities with an original maturity of three months or less at time of purchase to be cash equivalents. The Company considers cash collected on behalf of Reverb Sellers for items sold on the site as well as from the sale of gift cards to be restricted and not available for other general purposes. For cash flow purposes, the Company includes restricted cash as a cash and cash equivalent, which is summarized as follows at December 31, 2018:

2018
Cash and cash equivalents	$3,633,855
Restricted cash for the benefit of seller accounts	1,860,561

Cash and cash equivalents for the statement of cash flow purposes	$5,494,416

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

In November 2016, the Financial Accounting Standards Board (“FASB”) issued a new standard ASU 2016-18 Statement of Cash Flows: Restricted Cash that provides guidance around eight different cash flow considerations, including requiring that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The revised standard is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adopted this standard in 2016.

Marketable Securities

All marketable securities held by the Company including U.S. Treasury bills and U.S. Treasury notes are classified as available for sale and are carried at fair value, in accordance with Accounting Standards Codification (“ASC”) 320 – Investments – Equity Securities. The current and noncurrent classification of these securities is based on the respective maturity date of the security. Amortization, accretion, interest and dividends, realized gains and losses are reported as a component of other income (loss) in the consolidated statements of operations. Unrealized gains and losses are reported as a separate component of stockholders’ equity to the extent they are considered temporary in nature. At December 31, 2018, fair value of all marketable securities were all consider to be Level 1 assets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and marketable securities. The Company reduces credit risk by depositing its cash and cash equivalents at major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits. Accounts receivable subject Reverb to potential credit risk as well. The Company mitigates this risk by having authorization to charge the customer’s credit card on file for the receivable balance. Additionally, Reverb reserves the right to offset the outstanding seller receivables against proceeds from future sales.

Fair Value of Financial Instruments

Management believes that the fair value of cash and cash equivalents, short-term investments, accounts receivable and accounts payable approximates their carrying value due to their immediate or short-term nature.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s trade accounts receivable is recorded at amounts billed to Reverb sellers net of the allowance for doubtful accounts. The allowance is determined by several factors including age of the receivable, historical collectability, and management’s assessment of the financial condition of Reverb sellers. Receivables are written off once they are deemed uncollectible. Estimates of uncollectible accounts receivable are included in general and administrative expense.

Funds Receivable for the Benefit of Seller Accounts and Funds Payable to Sellers

Funds receivable for the benefit of seller accounts represents payments to be received from buyers who have purchased items through Reverb.com. These payments are processed by third-party credit card processors and are collected in Reverb’s bank account before being paid to the sellers. Funds payable to sellers are amounts due to Reverb sellers who sold items through Reverb.com which are collected from buyers by Reverb and paid to the sellers.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

Inventory

Inventory includes, merchandise inventory, digital inventory, Flippers pedal inventory, vinyl records and others. Inventory is valued at net realizable value, with cost determined using the weighted-average cost method. The Company records inventory in accordance with Accounting Standards Codification (“ASC”) 330 - Inventory.

Property and Equipment

Property and Equipment, consisting of computer equipment, furniture and fixtures and leasehold improvements, is recorded at cost. Depreciation and amortization begin at the time the asset is placed into service and are recognized using the straight-line method over the estimated useful lives of the assets as follows: computer equipment – three years, furniture and fixtures – three years, leasehold improvements – shorter of useful life or lease term of two to five years. Repairs and maintenance are charged to general and administrative expense as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Property and equipment are recorded in accordance with ASC 360 – Property, Plant and Equipment.

Intangible Assets

Reverb’s intangible asset consists of its domain name, website costs and other intangibles which are recorded in accordance with ASC 350 – Intangibles – Goodwill and Other. The domain name cost is not amortized as it is considered to be intertwined with the Reverb brand and therefore it is an indefinite lived asset. Management assesses potential impairment of the indefinite life asset on an annual basis and more frequently when a potential triggering event indicating that the fair value of the intangible assets may be below its carrying amount. When a triggering event occurs an impairment test for the asset is performed by comparing the fair value of the asset with its carrying amount to determine whether an impairment of value exists. No impairment occurred as of December 31, 2018.

Internal-Use Software and Website Development Costs

Costs incurred to develop software for internal use and the Company’s website are capitalized and amortized over the estimated useful life of the software, generally three years, assuming no residual value. In accordance with ASC 350-40 – Internal Use Software, capitalization of costs to develop software begin when preliminary efforts are successfully completed, management has authorized and committed project funding and it is probable that the project will be completed and the software used as intended. The Company also capitalizes costs related to upgrades and enhancements when it is probable the expenditures will result in additional functionality or will extend the useful life of the software. Costs related to the design or maintenance of internal-use software and website development are expensed as incurred. The Company periodically reviews internal-use software and website development costs to determine whether the projects will be completed, placed in service, removed from service or replaced by other internally developed or third-party software. If the asset is not expected to provide any future benefit, the asset is retired and any unamortized cost is expensed. These costs are included in capitalized software development costs, net, and intangible assets net, on the consolidated balance sheet. See Notes 6 and 7.

Leases

Rent expense for operating leases is recognized on a straight-line basis over the lease period. Lease incentives are deferred and amortized over the life of the lease.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

Income Taxes

The income tax provision is based on income (loss) before income taxes and is accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement and tax basis of assets and liabilities. This method uses enacted tax rates in effect for the year in which the differences are expected to settle. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Deferred income taxes are all presented as long term and netted on a jurisdictional basis. Management assesses the need for a valuation allowance on an annual basis which may reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for uncertainty in income taxes using a recognition threshold, a measurement attribute for financial statement recognition and measurement of tax positions to be taken, or expected to be taken, in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by the taxation authorities. The amount recognized is the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate audit settlement.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 – Compensation – Stock Compensation. For employee stock-based awards, the Company calculates the fair value of the award on the date of the grant using the Black-Scholes option-pricing model. The expense is recognized over the requisite service period for awards expected to vest. The Company uses equity valuations based on comparable publicly-traded companies and discounted free cash flow methods in estimating the fair value of the common stock. Other assumptions include a risk-free rate for periods within the contractual life of the option based on the U.S. Treasury yield curve in effect at the time of grant and expected volatilities based on implied volatilities from market comparisons of certain publicly-traded companies and other factors.

As of January 1, 2018, the Company adopted ASU 2016-09 —Stock Compensation: Improvements to Employee Share-based Payment Accounting , for share-based payment transactions that require a reporting entity to recognize excess tax benefits and deficiencies as income tax expense or benefit in the income statement. The adoption did not have a material effect on the Company’s income tax expense.

Revenue Recognition

The Company’s revenue is diversified, generated from activities on Reverb.com and seller services provided to Reverb’s customers. The Company evaluates whether it is appropriate to recognize revenue on a gross or net basis upon its evaluation of whether it is the primary obligor in a transaction, has inventory risk and has latitude in establishing pricing and selecting suppliers, among other factors. The Company recognizes revenue when all of the following conditions are satisfied:

•	There is persuasive evidence of an arrangement.

•	The service has been provided and/or the title of the good has passed to the Reverb customer.

•	The collection of fees is reasonably assured, and

•	The amount of fees to be paid by the Reverb seller is fixed or determinable.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

The Company provides the following types of services and goods:

Seller Fee Revenue

Seller fee revenue is comprised of a 3.5% transaction fee that a Reverb seller pays to the Company for each completed sale on Reverb.com, inclusive of shipping fees charged. It is recognized when the transaction occurs on Reverb.com.

Reverb Payments Revenue

Reverb Payments revenue consists of fees a Reverb seller pays the Company to process payments for a sale directly from the payment from a buyer on Reverb.com to the seller’s bank account. Reverb Payments fees vary between 2.5% - 2.7% of the total sale amount plus a flat fee per sale. Revenue from Reverb Payments is recognized when the transaction occurs on Reverb.com.

Merchandise, Pedal, Vinyl Records, and Digital Revenue

Revenue from the sale of Reverb.com merchandise, pedal, vinyl records and digital plug-in items are recognized upon delivery to the customer.

Reverb Bump Advertising Revenue

Reverb bump listings gives a Reverb seller the ability to increase the exposure of their listing through priority exposure, increasing its effectiveness and therefore likelihood of sale. Sellers have the ability to determine their own ad rate as a percentage of their item’s final sale price. Bump advertising is earned upon sale of the item.

Shipping Label Revenue

Revenue from shipping labels consists of fees a Reverb user pays the Company when they purchase shipping labels through Reverb.com. The Company provides its users access to purchase shipping labels from United Parcel Service, United States Postal Service, and other carriers and recognizes Shipping Label revenue on a net basis as it is not the primary obligor in this transaction. The Company recognizes shipping label revenue when a Reverb user purchases a shipping label on the date of the transaction.

Shipping Protection Revenue

Revenue from shipping protection revenue consists of fees a seller pays the Company in connection with a shipping label purchase, Sellers can purchase protection for shipment, which is generally 1% - 2% of the transaction price, depending on the category of the item shipped. Reverb bears the risk of inventory when sellers purchase Reverb shipping protection. Revenue is recognized when a Reverb users purchase shipping protection together with a shipping label on the date of the transaction.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

Other Revenue

Other revenue includes dealer promotion fees, supplier advertising income and apps. Revenue from these areas is recognized when the services are provided.

The following table summarizes revenue by type of service and product for the year ended December 31, 2018:

Type of service and product
Seller Fee	$17,529,775
Reverb Payment	10,890,172
Merchandise, pedal, vinyl records and digital	2,225,640
Bump	2,941,969
Shipping label, net	685,632
Shipping protection	1,860,510
Other	(83,680)

$36,050,018

Cost of Goods and Services

Cost of goods and services include the cost of fees for credit card processing services, credit card verification service fees related to Reverb Payments revenue, customer engagement employee compensation, technology cost relates to infrastructure expense to maintain and secure the Reverb platform, and costs to acquire physical and digital inventory, as well as other direct costs to service our customers.

The following table summarizes cost of goods and services by type of service for the year ended December 31, 2018:

Cost of goods and services
Credit card processing services	$9,094,861
Customer engagement employee compensation	2,549,929
Technology infrastructure cost	1,566,268
Cost of goods - merchandise, pedal, vinyl records, and digital	2,153,922
Other	577,492

$15,942,472

Advertising and Marketing

Advertising and Marketing expenses consist of customer acquisition and brand-related marketing costs, such as product listing ads, search engine marketing, affiliate marketing, print advertising, trade shows and other marketing expenses associated with the same. Advertising and marketing costs are expensed in the period in which they are incurred in accordance with ASC 720-35 – Advertising Costs.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

Pay-per-click	$11,190,996
Print and online	408,366
Trade shows	367,027
Promotional	520,433
Other	369,707

$12,856,529

Compensation

Compensation expense includes salaries and wages, benefits, taxes and share-based compensation for employees of the Company, other than those that directly provide service to our customers, and are expensed in the period in which services are provided.

The following table summarizes compensation by department for the year ended December 31, 2018:

Product development	$2,402,791
Marketing	2,051,967
International	1,120,609
Sales	971,626
Executive, finance, accounting and other	3,526,742

$10,073,735

General and Administrative

General and administrative expenses consist of office rent, travel and entertainment, professional fees, facilities costs, technology subscription costs and other expenses.

Foreign Currency

The Company has determined that the functional currency for its foreign operations is the local currency in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet measurement date. Revenue and expenses are translated using average rates during the measurement period. Foreign currency translation adjustments are reflected in stockholders’ equity as a component of other comprehensive income (loss). Transaction gains and losses including intercompany transactions denominated in a currency other than the functional currency of the entity involved are included in foreign exchange gain (loss) within general and administrative expenses in the consolidated statements of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

ASU 2014-09 Revenue from Contracts with Customers

In May 2014, the FASB issued a new standard on revenue recognition. The new standard redefines revenue recognition around the instance of transfer of control, rather than the transfer of risks and rewards, and also provides recognition guidance in instances of variable consideration, licenses and contract costs. This new standard is effective for the Company for annual reporting periods beginning after December 15, 2018 and interim periods beginning after December 15, 2019, with early adoption permitted subject to certain limitations. The Company is currently evaluating the impact that the adoption of this standard will have on its financial condition and results from operations.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

ASU 2016-08 Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net)

In March 2016, the FASB issued a new standard on revenue recognition. The new standard clarifies how an entity should identify the unit of accounting for principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The amendments reframe the indicators to focus on evidence that an entity is acting as a principal rather than as an agent. If an entity is found to be an agent, it must recognize revenue on a net basis, otherwise gross revenue recognition is permitted. The revised standard is effective for the Company for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its financial condition and results from operations.

ASU 2016-02 Leases

In February 2016, the FASB issued a new standard increasing transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The revised standard is effective for the Company for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption of the standard is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its financial condition and results from operations.

3.	LIQUIDITY

The Company’s has generated net losses in the years ended December 31, 2018, 2017 and 2016 totaling $24,459,748 as it has executed on its business strategy to expand the usage of its digital music exchange to sell musical instruments and service offerings. It has also used net cash in operating and investing activities totaling $8,333,993 in 2018 and $9,444,589 in 2017 and has relied upon cash raised from the issuance of preferred stock, the most recent round in August 2017, to fund its operations. At December 31, 2018, the Company had $3,633,855 in unrestricted cash on hand. As a result of these matters, uncertainty about the Company’s ability to continue as going concern were present as of December 31, 2018. Management has taken actions to assess the Company’s strategic direction, including its liquidity. Beginning in the fourth quarter of 2018, management developed a plan to operate profitably which included cost reductions in marketing (pay-per -click) and other expenditures, as well as making less investment to increase revenue without increasing margins. To provide further liquidity, the Company entered a $5,000,000 Loan Agreement with Silicon Valley Bank on January 11, 2019 (see Note 14), for which it drew the entire amount on April 1, 2019. The Loan Agreement matures on January 11, 2022 and requires interest only payments in the first year and monthly principal payments of $208,333 starting April 1, 2020. The Company has also collected $1,848,000 of the outstanding promissory note balance with the Chicago Music Exchange (“CME”) as of May 31, 2019. Management believes that these actions and the execution of its strategy will provide sufficient liquidity for the Company to operate in the normal course of business and continue as a going concern through June 30, 2020. The financial statements have been prepared assuming the entity will continue as a going concern.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

4.	FAIR VALUE MEASUREMENTS

The Company has characterized its investments in marketable securities, based on the priority of the inputs used to value the investments, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1), and lowest priority to unobservable inputs (Level 3). If the inputs used to measure the investments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the investment. Investments recorded in the accompanying consolidated balance sheets are categorized based on the inputs to valuation techniques as follows:

Level 1	Quoted prices for identical assets in active markets that the Company has the ability to access.

Level 2	Inputs other than Level 1 that are based on quoted market prices in markets that are not active or model derived valuations in which all significant inputs are observable in active markets.

Level 3	Inputs that are derived from techniques in which one or more significant inputs are unobservable.

The following are the major categories of assets and liabilities measured at fair value on a recurring basis at December 31, 2018.

	Level 1	Level 2	Level 3	Total
Non-current marketable securities Certificate of deposit	$994,471	$—	$—	$994,471

The Level 1 instrument consists of a certificate of deposit issued by major financial institution valued based on inputs including quotes from broker-dealers or recently executed transactions in the same or similar securities.

5.	PROPERTY AND EQUIPMENT

The cost basis and accumulated depreciation and estimated useful lives of property and equipment consisted of the following at December 31, 2018:

	Useful life
Computer equipment	3	$739,278
Furniture and fixtures	3	768,062
Leasehold improvements	2 -5	2,109,653

		3,616,993
Accumulated depreciation		1,672,661

		$1,944,332

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

The Company recognized depreciation expense for the year ended December 31, 2018 of $705,750

6.	CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Capitalized software development costs consists of the following at December 31, 2018:

Capitalized software development	$10,869,863
Accumulated amortization	6,045,365

$4,824,498

The Company recognized amortization expense for the year ended December 31, 2018 of $2,556,869.

7.	INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2018:

	Cost	Accumulated Amortization	Carrying Value (net)
Website domain name - indefinite lived	$120,000	$—	$120,000
Website costs and other intangibles	111,168	31,692	79,476

	$231,168	$31,692	$199,476

Amortization expense related to intangible assets for the year ended December 31, 2018 was $26,970.

8.	REDEEMABLE PREFERRED STOCK

Accounting for Redeemable Preferred Stock

To conform with public company standards, in August 2019, the Company retrospectively adjusted the method for which it accounts for Redeemable Preferred Stock. These financial statements reflect a change in accounting for these equity instruments in accordance with ASC 480, Distinguishing Liabilities from Equity. ASC 480 requires redeemable securities that are not liabilities to be reported in mezzanine equity on the balance sheet and for those redeemable securities with a stated redemption date, to also be accreted to their redemption value over the period from issuance to redemption date. Therefore, the Company has presented all of its Preferred Stock as mezzanine equity and as the Series B and B-1 Preferred Stock are also redeemable at a stated redemption date, the carrying value is being accreted to their redemption value over the period from issuance to the redemption date in the accompanying financial statements. As a result, the Company reclassified $48,602,510 of amounts previously presented within equity, including accretion of $2,383,865, at December 31, 2017. During the year ended December 31, 2018, the Company recorded accretion of $1,701,634.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

Issuance of Redeemable Preferred Stocks

In December 2015, in conjunction with the issuance of 3,691,764 shares of Series B Preferred Stock, at a share price of approximately $6.77 for a total of $25,000,000, Reverb.com reorganized its capital structure. As part of the reorganization, the Company converted to a C-Corporation and existing stakeholders in Reverb.com contributed their membership interests in exchange for shares of the Company in their applicable classes. Proceeds from the issuance of Series B Preferred Stock were used to fund the future growth and redemptions of Common and Preferred Stock.

In August 2017, the Company issued 1,409,765 shares of Series B-2 Preferred Stock at a share price of approximately $10.64 for a total of $15,000,000 ($14,952,519 after issuance costs). Series B-2 Preferred Stock have the same rights and preferences as Series B Preferred Stock.

Preferential Amounts and Liquidation Preference

The holders of shares of Series B and B-2 Preferred Stock shall be entitled to be paid out before any payment shall be made to the holders of Series A-1 and A-2 Preferred Stock and Common Stock. The Series B and B-2 Preferred Stock liquidation amount is calculated based on the amount of the proceeds from the liquidation, its original issuance amount and the amount a preferred stock shareholder would receive on an as converted basis to Common Stock. If upon any such liquidation, dissolution or winding up of the Company, the assets available for distribution are insufficient to pay the holders of shares of Series B and B-2 Preferred Stock the full liquidation amount, the holders shall share ratably in any distribution of the available assets. After the payment of Series B and B-2 Preferred Stock liquidation amounts, the holders of shares of Series A-1 and A-2 Preferred Stock are entitled to be paid out of the available assets on a pari passu basis before any payment shall be made to the holders of Common Stock. After the payment of all liquidation amounts required to be paid to the holders of Preferred Stock, the remaining assets available for distribution, if any, shall be distributed on a pro rata basis to the holders of Common Stock, based on the number of shares then held by each such holder.

Redemption

In December 2022, holders of the Series B and B-2 Preferred Shares have the option to redeem their shares for cash at a price equal to their purchase price plus 4% interest compounded annually. Holders of Series B, B-2, A-1, and A-2 Preferred Stock may redeem their Preferred Stock if there is a qualifying liquidation event if a majority of the holders of their respective class votes to do so.

Conversion Rights

All classes of Preferred Stock are convertible into Class A Common Stock at the option of the holders of Preferred Stock on a one-for-one basis based upon their original issue price, as defined, and maintain a liquidation preference over the common stock. All classes of Preferred Stock automatically convert upon the earlier of (i) the Company’s sale of its common stock in a public offering pursuant to a registration statement under the Securities Act of 1933, as amended, that results in at least $75 million of gross proceeds (“Qualified IPO”) or (ii) the date specified by written consent or agreement of (a) the holders of a majority of the then outstanding shares of Preferred Stock voting as one class, and (b) the holders of a majority of the then-outstanding shares of Series B and Series B-2 Preferred Stock, collectively voting as a separate class. In the case of these mandatory conversions, all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock and the shares may not be reissued by the Company.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

9.	SHAREHOLDERS’ EQUITY

Voting Rights

Holders of Class A Common Stock are entitled to one vote for each share held. Each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible, based on the then-current conversion price. Owners of Class B Common do not have voting rights.

Dividend Rights

All holders of Preferred Stock participate in a dividend to the extent one is declared for holders of Common Stock.

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss at December 31, 2018 consists of the following:

Foreign currency translation	$3,772
Unrealized loss on marketable securities	(16,621)

$(12,849)

Shares Repurchase

On January 3, 2018, the Company repurchased and retired 5,000 shares of Class B common stock at a price of $8.10 per share for a total of $40,500. On January 22, 2018 the Company entered into an agreement with an executive officer for the redemption of 435,000 shares of Class B common stock in 2018 at a price of $4.25 per share for a total of $1,848,750. The compensatory element of the repurchased shares totaling $516,450 is included in the compensation expense in 2018.

10.	EQUITY INCENTIVE PLAN

In December 2015, the Company created a new plan (the “Plan”) which provides for the granting of Options to purchase common stock (“Options”). Options are generally granted for a term not to exceed ten years. Vesting is typically annually over a four-year period and is contingent upon continued employment for Options granted to employees. Options issued often vest 25% after the first year of service and ratably each month over the remaining 36-month period.

Under the terms of the Plan, the exercise price of the Options will be set by the Company’s management and approved by the Board of Directors. There is no established public trading market for the Company’s units. The maximum aggregate Options that can be issued under the plan are 4,000,000.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

The following summarizes the activity for the Company’s Options for the year ended December 31, 2018:

		Weighted-	Weighted-
		Average	Average
		Exercise Price	Fair value
	Shares	Per Share	Per Share
Outstanding at December 31, 2017	2,019,501	$3.51	$0.36
Granted	704,500	5.55	1.34
Exercised	(86,737)	2.62	0.35
Forfeited / Canceled	(329,424)	4.40	0.91

Outstanding at December 31, 2018	2,307,840	4.04	0.56

Vested and exercisable options at December 31
Number	1,268,280
Weighted-average exercise price	$3.27
Weighted-average remaining contract term	5.38 years

The weighted average fair value of options granted in the year ended December 31, 2018 was valued using the Black-Scholes model based upon the following assumptions:

Volatility	31.4% - 56.0%
Risk-free interest rate	2.3% - 3.0%
Expected term (in years)	6.5
Dividend rate	— %

Management recorded $252,843 of compensation expense associated with options granted to employees and nonemployees for the year ended December 31, 2018. The Company also capitalized $45,004 of stock-based awards to capitalized software development costs for the year ended December 31, 2018.

As of December 31, 2018 $783,626 of unrecognized stock-based compensation expense will vest over the next four years under the terms of the awards.

11.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its primary office space under noncancelable leases. Substantially all of the facility leases require the Company to pay maintenance, insurance and real estate taxes (additional rent expense). In November 2016, the Company entered into an amended and restated operating lease for its Chicago office space and exercised its right of first refusal to lease a contiguous building. The lease began in the second quarter of 2018 after construction was completed in May 2018. The rent payments include base rent, base rent adjustment (includes taxes and common area charges) and other fees.

Rent expenses under noncancelable leases for the year ended December 31, 2018 was $757,237.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

The following is a schedule, by year, of all future minimum annual lease payments under noncancelable operating leases as of December 31, 2018:

Year Ending December 31	Amount
2019	$832,083
2020	787,991
2021	743,699
2022	750,805
2023	761,656
Thereafter	175,844

$4,052,078

12.	RELATED PARTY TRANSACTIONS

Chicago Music Exchange, LLC (“CME”) is a related party that is controlled by the largest owner and Chief Executive Officer of the Company. CME is a musical retailer who uses the Company’s platform as one method of buying and selling instruments. The Company’s net revenues from CME was $1,765,422 during the year ended December 31, 2018. The Company has accounts receivable from CME of $8,143 as of December 31, 2018, related to the sales of musical instruments. The Company has accounts payable to CME of $59,867 as of December 31, 2018.

On October 16, 2017, the Company entered into a promissory note with CME. The promissory note permits CME to borrow up to $2,000,000. Borrowings under the promissory note bear interest payable monthly at 5%, are collateralized by CME inventory and the entire principal balance was due on October 16, 2018. In July 2018, the Company extended the maturity date of the note to October 16, 2020. The promissory note has a balance of $1,848,000 at December 31, 2018. The Company earned interest income of $62,486 during the year ending December 31, 2018. As of May 31 2019, CME had repaid $1,848,000 of the promissory note.

13.	INCOME TAXES

The following reconciliation of income tax expense computed using the statutory income tax rate to the actual provision for income taxes for the year ended December 31, 2018:

Income tax benefit computed at the statutory rate of 21%	$(2,077,753)
State income taxes, net of federal benefit	(661,572)
Valuation allowance	3,091,861
Permanent differences and other	(347,475)

Provision for income taxes	$5,061

The Company’s provision for income taxes for the year ended December 31, 2018 is for state taxes currently payable.

On December 22, 2017, H.R.1 (the “Tax Cuts and Jobs Act”) was signed into law. Significant provisions impacting the Company’s 2017 effective tax rate include the reduction in corporate tax rate from 34% to 21% effective in 2018. At December 31, 2017, the Company had completed its accounting for the tax effects of the enactment of the Tax Cuts and Jobs Act.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities at December 31, 2018 are as follows:

Deferred tax assets
Net operating loss carryforwards	$7,480,269
Stock compensation	156,939
Bad debt reserve	34,484
Deferred rent	54,516
Research and development credits	668,556
Fixed asset depreciation	58,708
Other assets	80,290

Deferred tax assets	8,533,762

Deferred tax liabilities
Capitalized software development and intangible asset	(1,380,754)
Other prepaid liabilities	(36,762)

Deferred tax liabilities	(1,417,516)
Valuation allowance	(7,116,246)

Net deferred tax liability	$—

In assessing the realizability of the above deferred tax assets, management considers whether it is more likely than not that some portion or all of the tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the recent operating losses, historical taxable losses and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that the Company’s net operating loss carryforwards (“NOLs”) and other deferred tax assets will not be realized. As such, the Company has recorded a full valuation allowance against the net deferred tax asset, excluding the deferred tax liability for indefinite-lived intangibles.

At December 31, 2018, the Company had federal NOLs of $26,478,138, of which $18,209,189 will begin to expire between 2035 and 2037. At December 31, 2018, the Company had state NOLs of $20,672,125, which will begin to expire in 2027. At December 31, 2018, the Company had foreign NOLs of $425,378, which will begin to expire in 2027.

As of December 31, 2018, the Company has not recorded any liabilities for uncertain tax positions. The Company does not anticipate any significant changes to this position in the next 12 months. The Company recognizes accrued interest and/or penalties related to unrecognized tax positions in income tax expense in the consolidated statement of operations.

Reverb Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2018

14.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through June 14, 2019 which is the date the financial statements were available to be issued.

On January 11, 2019, the Company and Reverb.com entered a Loan and Security Agreement (“the Loan Agreement”) with Silicon Valley Bank. The Loan Agreement provides the Company with a $5,000,000 three year term loan facility. There is no financial covenant on the loan facility. The Company shall repay the term loan advances in 24 equal monthly installments, starting April 1, 2020. Interest is at a floating per annum rate equal to the greater of (i) three-quarters of one percent (0.75%) above the Prime Rate and (ii) six percent (6.00%). In connection with the Loan Agreement, the Company also issued Silicon Valley Bank warrants to purchase 27,475 shares of Class B common stock, $0.0001 par value per share, at an exercise price of $4.21 per share. On April 1, 2019, the Company executed a drawdown of $5,000,000 of the term loan facility.

As of May 31, 2019, CME had repaid the outstanding promissory note totaling $1,848,000, Management has evaluated all known subsequent events from December 31, 2018 through June 14, 2019, the date the accompanying consolidated financial statements were available to be issued.

Events Subsequent to Original Issuance of Financial Statements (Unaudited)

In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through August 10, 2019, the date the financial statements were available to be reissued.

On July 21, 2019, the Company entered into an agreement to be acquired by Etsy, Inc., a global marketplace for unique and creative goods.